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                               UNITED STATES
                     SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549

                                  FORM 8-K
                                 CURRENT REPORT

    Pursuant to Section 13 or 15(d) of the Securities  Exchange Act of 1934
        Date of Report (Date of earliest event reported) February 7, 2001

                              CONNECTICUT BANCSHARES, INC.
                              ----------------------------
                 (Exact name of registrant as specified in its charter)

       Delaware                     0-28389                      06-1564613
       --------                     --------                     ----------
(State or other Jurisdiction of    (Commission                 (IRS Employer
incorporation or organization)      File Number)             Identification No.)

                     923 Main Street, Manchester, Connecticut 06040
                     ----------------------------------------------
                        (Address of principal executive offices)

                                      (860) 646-1700
                                     ---------------
                  (Registrant's telephone number, including area code)

                                     Not Applicable
                                     --------------
             (Former name or former address, if changed since last report.)




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ITEM 5.  OTHER EVENTS.
         ------------

       On February 7, 2001, Connecticut Bancshares, Inc. ("Connecticut Bancshares"), a Delaware corporation and the holding company of The Savings Bank of Manchester ("Savings Bank of Manchester"), a Connecticut-chartered savings bank, entered into an Agreement and Plan of Reorganization, dated as of February 7, 2001 (together with exhibits attached thereto, the "Agreement"), with First Federal Savings and Loan Association of East Hartford, a federally chartered savings association ("First Federal"). The Agreement provides, among other things, that a to be organized wholly-owned subsidiary of Savings Bank of Manchester will merge with and into First Federal with First Federal being the surviving entity (the "Merger"). Immediately following the Merger, First Federal will merge with and into Savings Bank of Manchester with Savings Bank of Manchester being the surviving entity.

       Pursuant to the Agreement, each share of First Federal common stock, par value $0.01 per share ("First Federal Common Stock"), issued and outstanding immediately before the Effective Date (as defined in the Agreement) will be converted into and become the right to receive $37.50 in cash, without interest. Shares of First Federal Common Stock held directly or indirectly by Connecticut Bancshares (other than shares held in a fiduciary capacity or in satisfaction of a debt previously contracted) shall be canceled and retired with no exchange or payment.

       The Merger will be structured as a tax-free reorganization. Consummation of the Merger is subject to the satisfaction of certain conditions, including approval of the Agreement by the stockholders of First Federal and approval by the appropriate regulatory agencies.

       Under certain circumstances, if the Agreement is terminated by Connecticut Bancshares in the manner and for the reasons set forth in the Agreement before the consummation of the Merger, First Federal may be required to pay Connecticut Bancshares, in cash, $4.5 million plus Connecticut Bancshares' reasonable out-of-pocket expenses.

       The foregoing description is qualified in its entirety by reference to the Agreement, a copy of which is attached hereto as Exhibit 2.0 and incorporated in response to this Item 5 by reference.

ITEM 7.    FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.
           ------------------------------------------------------------------

           (c)    Exhibits: The following exhibits are filed as part of this report:

           EXHIBIT NO.      DESCRIPTION
           -----------      -----------

           2.0 Agreement and Plan of Reorganization, dated as of February 7, 2001, by and among Connecticut Bancshares, Inc. and First Federal Savings and Loan Association of East Hartford.

           99.0 Press Release issued jointly by Connecticut Bancshares, Inc. and First Federal Savings and Loan Association of East Hartford announcing the execution of the Agreement and Plan of Reorganization.

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                                       SIGNATURES

       Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Dated: February 9, 2001         By:        /s/ Richard P. Meduski
                                           -------------------------------------
                                           Richard P. Meduski
                                           President and Chief Executive Officer






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